NUMBER: **A-28414**

CERTIFICATE
OF
CHANGE OF NAME

FOR AN EXTRAPROVINCIAL COMPANY

COMPANY ACT

CANADA
PROVINCE OF BRITISH COLUMBIA

***I Hereby Certify** that*

TOTEM HEALTH SCIENCES INC.

has this day filed documents evidencing its change of name to

TOTEM SCIENCES INC.

***Issued** under my hand at Victoria, British Columbia*
on December 15, 1995

JOHN S. POWELL
Registrar of Companies